                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         1999 Annual Report on Form 10-K

                                EXHIBIT NO. 10.17


                          BRIGGS & STRATTON CORPORATION
                          EXECUTIVE LIFE INSURANCE PLAN

                         Adopted effective July 1, 1999


Executive Officers and certain Key Employees are eligible to participate in the Plan. The Plan provides each eligible Plan participant with an individual, assignable life insurance benefit based on the following benefit formula for his/her respective status as an Executive Officer or Key Employee of the Company.

     - Each Executive Officer will receive a life insurance benefit equal to two (2) times his/her projected base salary (to a maximum of $500,000) less $50,000, during the anticipated period of active employment. Following the anticipated retirement date, each officer's projected life insurance benefit will be reduced to $200,000.

     -    Each Key Employee will receive a life insurance benefit equal to two
          (2) times his/her projected base salary (to a maximum of $500,000) less $50,000, during the anticipated period of active employment. Following the anticipated retirement date, each executive's projected life insurance benefit will be reduced to $100,000.

Briggs & Stratton Corporation enters into a "collateral assignment split dollar" insurance arrangement with each Plan participant to provide such individual with the assignable life insurance benefits under the Plan.